                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                CALIBER LEARNING NETWORK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

YOUR VOTE IS IMPORTANT. Please execute and return the enclosed proxy card promptly, whether or not you plan to attend the Caliber Learning Network, Inc. Annual Meeting.

                         CALIBER LEARNING NETWORK, INC.

                                      LOGO

                         CALIBER LEARNING NETWORK, INC.
                       3600 Clipper Mill Road, Suite 300
                           Baltimore, Maryland 21211

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 20, 1999

To the Stockholders of Caliber Learning Network, Inc.:

    Notice is hereby given that the Annual Meeting of Stockholders of Caliber Learning Network, Inc. ("Caliber" or the "Company") will be held at the Harbor Inn Pier 5, 711 Eastern Avenue, Baltimore, Maryland 21202, on May 20, 1999 at 1:00 p.m. for the following purposes:

     I. To elect two directors of the Company.

    II. To approve and ratify the adoption of the Company's Employee Stock Purchase Plan.

    III. To ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1999.

    IV. To transact such other business as may properly come before the meeting.

    Accompanying this notice is a Proxy Card and Proxy Statement and a copy of Caliber's Annual Report for the year ended December 31, 1998. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE PRIOR TO THE DATE OF THE ANNUAL MEETING. The Proxy may be revoked at any time prior to the time that it is voted at the Annual Meeting. April 9, 1999, was fixed by the Board of Directors as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Only stockholders of record at the close of business on April 9, 1999, will be entitled to vote at the Annual Meeting.

    You are cordially invited to attend the Annual Meeting, and you may vote in person even though you have returned your Proxy Card.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Douglas L. Becker
                                          Secretary

Baltimore, Maryland
April 22, 1999

                         CALIBER LEARNING NETWORK, INC.
                       3600 CLIPPER MILL ROAD, SUITE 300
                           BALTIMORE, MARYLAND 21211
                                 (410) 843-1000

                                PROXY STATEMENT

                                  INTRODUCTION

    This Proxy Statement and the accompanying proxy are furnished to stockholders of Caliber Learning Network, Inc. ("Caliber" or the "Company") in connection with the solicitation of proxies by Caliber's Board of Directors to be used at the Annual Meeting of Stockholders described in the accompanying notice and at any adjournments thereof (the "Annual Meeting"). The purpose of the Annual Meeting is: (1) to elect two directors of the Company; (2) to approve and ratify the adoption of the Company's Employee Stock Purchase Plan; (3) to ratify the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and (4) to transact such other business as may properly come before the Annual Meeting. This Proxy Statement and the accompanying proxy are first being sent to stockholders on or about April 22, 1999.

    The record of stockholders entitled to notice of and to vote at the Annual Meeting was taken as of the close of business on April 9, 1999 (the "Record Date"). On the Record Date, there were outstanding and entitled to vote 12,307,630 shares of Common Stock, par value $.01 per share ("Caliber Common Stock" or "Common Stock").

    The presence, in person or by proxy, of the holders of a majority of the shares of Caliber Common Stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. In the election of directors, each share of Caliber Common Stock may be voted for as many individuals as there are directors to be elected. Votes may only be cast "FOR" the election of a director. Cumulative voting is not permitted. Those individuals receiving the two highest number of votes "for" election to the Board of Directors shall be considered duly elected. For all matters except the election of directors, each share is entitled to one vote. The affirmative vote of a majority of the shares of Caliber Common Stock present in person or represented by proxy at the Annual Meeting is required for approval and/or ratification of all matters (other than the election of directors) being submitted to the stockholders for their consideration. An automated system administered by Caliber's transfer agent will be used to tabulate the votes. Abstentions, votes against or withholding approval and broker non-votes will be counted to determine whether a quorum is present. Abstentions and votes against or withholding approval will be counted as votes against any given proposal; however, broker non-votes will not be counted in determining whether a particular proposal has been approved by the stockholders.

    This solicitation is being made primarily by mail, but directors, officers and employees may also engage in the solicitation of proxies by telephone. The cost of soliciting proxies will be borne by the Company. No compensation will be paid by the Company in connection with the solicitation of proxies, except that the Company may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

VOTING BY PROXY

    The Board of Directors has selected R. Christopher Hoehn-Saric and Douglas
L. Becker, and each of them, to act as proxies with full power of substitution. Any stockholder executing a proxy has the power to revoke the proxy at any time before it is voted at the Annual Meeting. This right of revocation is not limited or subject to compliance with any formal procedure. Any stockholder may attend the meeting and vote in person, whether or not he has previously given a proxy.

    With respect to the proposal regarding election of directors, stockholders may (a) vote in favor of all nominees, (b) withhold their votes as to all nominees or (c) withhold their votes as to a specific nominee by so indicating in the appropriate space on the enclosed proxy card. With respect to the proposals to approve and ratify the adoption of the Employee Stock Purchase Plan and the appointment of Ernst & Young LLP as Caliber's independent auditors for the fiscal year ending December 31, 1999, stockholders may (i) vote

"for", (ii) vote "against" or (iii) abstain from voting as to each such matter. All properly executed proxy cards delivered by stockholders and not revoked will be voted at the Annual Meeting in accordance with the directions given. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON, THE SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR-NOMINEES, THE APPROVAL AND RATIFICATION OF THE EMPLOYEE STOCK PURCHASE PLAN, AND THE APPOINTMENT OF ERNST & YOUNG LLP AS CALIBER'S INDEPENDENT AUDITORS. Management knows of no other matters that may come before the Annual Meeting for consideration by the stockholders. However, if any other matter properly comes before the Annual Meeting, the persons named in the enclosed proxy card as proxies will vote upon such matters in accordance with their judgment.

    Stockholders who do not expect to attend the Annual Meeting in person are urged to execute and return the enclosed proxy card promptly. Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by executing and delivering to the Secretary a proxy card bearing a later date, or by voting in person at the Annual Meeting. Any stockholder also may be represented by another person at the Annual Meeting by executing a form of proxy designating such person to act on the stockholder's behalf at the Annual Meeting.

I. ELECTION OF CALIBER DIRECTORS

    Caliber's Board of Directors is composed of six directorships separated into three equal classes, with each class serving a three-year term. Two directors serve in Class I and are subject to re-election for a three-year term beginning at the 1999 Annual Meeting. Two directors serve in Class II and are subject to re-election for a three-year term beginning at the 2000 Annual Meeting. Two directors serve in Class III and are subject to re-election for a three-year term beginning at the 2001 Annual Meeting.

    During 1998, the Board of Directors approved an increase in the number of directorships from five to six. As a result, a single vacancy was created in Class I. To fill this vacancy, the directors elected Ernest Anastasio as a Class I director on August 4, 1998. Mr. Anastasio was elected to serve until the 1999 Annual Meeting.

    Two Class I directors are to be elected at the Annual Meeting to serve until the 2002 Annual Meeting or until their successors are duly elected and qualified. The Board of Directors has nominated the two persons named below to serve as Class I directors for the term indicated. Both nominees are currently members of the Board. Ms. Armstrong was elected to the Board by the stockholders and has served as a director of Caliber since November 1996. As noted above, Mr. Anastasio was elected by the directors to fill a vacancy created by the Board's expansion to six directors in August 1998. Both nominees have consented to serve on the Board of Directors through the 2002 Annual Meeting or until his or her successor is duly elected and qualified. If either nominee should be unable to serve for any reason (which management has no reason to anticipate at this time), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named as proxies in the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

    THE INDIVIDUALS RECEIVING THE TWO HIGHEST NUMBER OF VOTES "FOR" ELECTION TO THE BOARD OF DIRECTORS SHALL BE CONSIDERED DULY ELECTED.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
                      VOTE FOR ITS NOMINEES FOR DIRECTORS.

INFORMATION CONCERNING NOMINEES

    The following table presents information concerning persons nominated by the Board of Directors for election at the Annual Meeting as Class I directors of the Company. Data with respect to the number of shares of Caliber Common Stock beneficially owned by each of the nominees, directly or indirectly, as of the record date, appear on page 13 of this Proxy Statement.

                                        DIRECTOR     NOMINATED FOR      PRINCIPAL OCCUPATION, DIRECTORSHIPS WITH
NAME AND AGE                              SINCE      TERM EXPIRING       PUBLIC COMPANIES AND OTHER INFORMATION
------------------------------------  -------------  --------------  ----------------------------------------------
Janeen M. Armstrong (35)              November 1996   2002 Annual    Ms. Armstrong has served as a director of
                                                         Meeting     Caliber since November 1996. She has been
                                                                     self-employed as a certified public accountant
                                                                     and consultant since 1993. Ms. Armstrong is
                                                                     the daughter of John P. Hill, also a director
                                                                     of Caliber.

Ernest Anastasio (58)                  August 1998    2002 Annual    Mr. Anastasio has served as a director of
                                                         Meeting     Caliber since August 1998. He is currently
                                                                     Senior Officer for International Development
                                                                     at Educational Testing Service ("ETS"). He
                                                                     originally joined ETS in 1966 as an associate
                                                                     research scientist and thereafter held a
                                                                     variety of positions until becoming Vice
                                                                     President for Research Management in 1982, a
                                                                     position he held until 1985. From 1985 to
                                                                     1987, Mr. Anastasio was the president and
                                                                     chief executive officer of Educom, a nonprofit
                                                                     consortium of universities and corporations
                                                                     formed to share information technology and
                                                                     resources. He rejoined ETS in 1987 as Vice
                                                                     President for Information Systems and
                                                                     Technology.

INFORMATION CONCERNING REMAINING DIRECTORS

                                        DIRECTOR                        PRINCIPAL OCCUPATION, DIRECTORSHIPS WITH
NAME AND AGE                              SINCE       TERM EXPIRES       PUBLIC COMPANIES AND OTHER INFORMATION
------------------------------------  -------------  --------------  ----------------------------------------------
R. Christopher Hoehn-Saric (36)       November 1996   2000 Annual    Mr. Hoehn-Saric has served as Caliber's
                                                         Meeting     Chairman of the Board of Directors since
                                                                     November 1996. From November 1996 until
                                                                     February 1998, Mr. Hoehn-Saric also served as
                                                                     Caliber's Co-Chief Executive Officer. Mr.
                                                                     Hoehn-Saric has served as Chairman and
                                                                     Co-Chief Executive Officer of Sylvan Learning
                                                                     Systems, Inc. ("Sylvan") since 1993. From 1988
                                                                     to 1993, he served as Sylvan's President. He
                                                                     is a principal in Sterling Capital, Ltd.
                                                                     ("Sterling"), the investment partnership that
                                                                     led the 1986 acquisition of KEE Incorporated
                                                                     ("KEE"), the predecessor of Sylvan. He is also
                                                                     a founder of Health Management Corporation, a
                                                                     health services company. Before becoming
                                                                     Sylvan's President, Mr. Hochn-Saric was
                                                                     involved in Sterling's acquisition of several
                                                                     distribution, broadcasting and photography
                                                                     businesses.

John P. Hill (64)                     November 1996   2000 Annual    Mr. Hill has served as a director of Caliber
                                                         Meeting     since November 1996. Mr. Hill has been
                                                                     self-employed as a financial consultant since
                                                                     1975. Prior to 1975, Mr. Hill held various
                                                                     staff and supervisory positions with public
                                                                     accounting firms, the Board of Governors of
                                                                     the Federal Reserve System, and the Securities
                                                                     and Exchange Commission.

Douglas L. Becker (33)                February 1996   2001 Annual    Mr. Becker has served as Caliber's Vice
                                                         Meeting     Chairman of the Board of Directors and
                                                                     Secretary since February 1998. From November
                                                                     1996 until February 1998, Mr. Becker served as
                                                                     President, Co-Chief Executive Officer and a
                                                                     director of Caliber. Mr. Becker has served as
                                                                     President and Co-Chief Executive Officer of
                                                                     Sylvan since 1993. He has been a director of
                                                                     Sylvan since 1986. Mr. Becker served as Chief
                                                                     Executive Officer of Sylvan's Learning Center
                                                                     Division from February 1991 until April 1993.
                                                                     Mr. Becker was a co-founder of Health
                                                                     Management Corporation and Sterling. From
                                                                     January 1987 to February 1991, Mr. Becker
                                                                     directed KEE's marketing.

                                        DIRECTOR                        PRINCIPAL OCCUPATION, DIRECTORSHIPS WITH
NAME AND AGE                              SINCE       TERM EXPIRES       PUBLIC COMPANIES AND OTHER INFORMATION
------------------------------------  -------------  --------------  ----------------------------------------------
Susan Mayer (49)                      November 1996   2001 Annual    Ms. Mayer has served as a director of Caliber
                                                         Meeting     since November 1996. Ms. Mayer became
                                                                     President of MCI WorldCom Venture Fund in
                                                                     November, 1998. Before that time, Ms. Mayer
                                                                     served as Senior Vice President, Ventures and
                                                                     Alliances, of MCI Communications Corporation,
                                                                     and President and Chief Operating Officer of
                                                                     Sky MCI. Ms. Mayer joined MCI in July 1993.
                                                                     Ms. Mayer is also a director of Rhythms Net
                                                                     Connections, Inc. (RTHM).

INFORMATION REGARDING THE CALIBER BOARD, COMMITTEES AND REMUNERATION

    During 1998, there were six meetings of the Board of Directors of Caliber. Other than Ernest Anastasio, who was elected in August 1998, each director attended all of the meetings of the Board held during 1998. Mr. Anastasio attended all of the meetings of the Board following his election.

    The Caliber Board has an Audit Committee and a Compensation Committee. The purpose of the Audit Committee is to meet with Caliber's independent accountants to review whether satisfactory accounting procedures are being followed by Caliber and whether its internal accounting controls are adequate to monitor non-audit services performed by the independent accountants, and to review fees charged by the independent accountants. The Audit Committee also recommends to the Board of Directors the selection of independent accountants. The members of the Audit Committee are Douglas L. Becker, Susan Mayer, John P. Hill, and Ernest Anastasio.

    The Compensation Committee establishes the compensation for executive officers of Caliber and generally reviews benefits and compensation for all officers and employees. It also administers Caliber's stock option plans and will administer the Employee Stock Purchase Plan if approved by the stockholders. The report of the Compensation Committee required by the rules of the Securities and Exchange Commission is included in this Proxy Statement. The members of the Compensation Committee are Douglas L. Becker, John P. Hill, and Ernest Anastasio.

    Because the Board of Directors performed the functions of the Audit Committee and the Compensation Committee during 1998, neither committee met during 1998.

    Directors currently do not receive any compensation for their service on the Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company.

    Initial reports of beneficial ownership are required to be filed on Form 3 within ten days after the reporting person first becomes subject to the reporting requirements of Section 16(a). R. Christopher Hoehn-Saric and David R. Dobkin became subject to these requirements upon completion of the Company's initial public offering in May 1998. Kevin M. Thibodeau became subject to these requirements when he joined Caliber in July 1998. Ernest Anastasio became subject to these requirements when he was elected to fill a vacancy on the Board of Directors in August 1998. Initial reports of beneficial ownership on Form 3 for each of these directors and officers, other than Mr. Anastasio, were not filed until March 1999. An initial report of beneficial ownership on Form 3 for Mr. Anastasio was not filed until April 1999.

    Except as noted above, based solely upon a review of Forms 3, Forms 4 and Forms 5 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) for the year ending December 31, 1998, and written representations of certain of its directors and executive officers that no Forms 5 were required to be filed, all directors and executive officers of Caliber have filed with the SEC on a timely basis all reports required to be filed under Section 16(a) of the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
  DECISIONS

    In 1998, the Board of Directors or senior management determined compensation matters. R. Christopher Hoehn-Saric and Douglas L. Becker participated in these decisions as directors of Caliber. Each is an employee and a director of Sylvan. Mr. Becker currently serves on the Compensation Committee. Neither the Chief Executive Officer nor any other executive officer of Caliber serves on the Compensation Committee.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

    COMPENSATION OF EXECUTIVE OFFICERS. The following table shows for the years ended December 31, 1998, and December 31, 1997, compensation paid by Caliber, including salary, bonuses, stock options, and certain other compensation, to its Chief Executive Officer and each of its four other most highly compensated executive officers at December 31, 1998 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                           ANNUAL COMPENSATION               AWARDS
                                                 ---------------------------------------  -------------
                                                                                            SHARES OF
                                                                             OTHER        COMMON STOCK
                                                                            ANNUAL         UNDERLYING        ALL OTHER
NAME AND POSITION                       YEAR      SALARY      BONUS     COMPENSATION(1)    OPTIONS (#)    COMPENSATION(2)
------------------------------------  ---------  ---------  ---------  -----------------  -------------  -----------------
Chris L. Nguyen President, Chief           1998  $ 180,000  $      --      $   6,600               --        $      --
  Executive Officer                        1997    140,833     16,625          6,600          306,846               --

Rick P. Frier                              1998    130,625         --          5,500           49,157               --
Vice President, Chief Financial            1997         --         --             --               --               --
  Officer

David R. Dobkin                            1998    180,000     53,300          6,600               --               --
Senior Vice President,                     1997    124,846     41,500          4,675           49,157           58,935
Corporate Services

G. Bryan Polivka                           1998    140,000     15,313          6,600               --               --
Senior Vice President,                     1997    140,000     13,745          6,600           49,157           47,206
Programming and Production

R. Brady Locher, Jr.                       1998    165,000     41,250          6,600               --               --
Vice President, Marketing Services         1997     74,462     25,000          3,025           49,157           56,909

------------------------

(1) Amounts consist of car allowances.

(2) Amounts consist of reimbursed relocation expenses.

    OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth certain information relating to options granted to the Named Executive Officers to purchase shares of Caliber Common Stock during 1998.

                                                                                                            POTENTIAL REALIZED
                                                                   INDIVIDUAL GRANTS                             VALUE AT
                                                --------------------------------------------------------   ASSUMED ANNUAL RATES
                                                 NUMBER OF     PERCENT OF                                        OF STOCK
                                                SECURITIES    TOTAL OPTIONS                               PRICE APPRECIATION FOR
                                                UNDERLYING     GRANTED TO      EXERCISE OR                    OPTION TERM(1)
                                                  OPTIONS     EMPLOYEES IN     BASE PRICE    EXPIRATION   ----------------------
NAME AND POSITION                                 GRANTED      FISCAL YEAR      PER SHARE       DATE          5%         10%
----------------------------------------------  -----------  ---------------  -------------  -----------  ----------  ----------
Chris L. Nguyen...............................          --             --              --            --           --          --
Rick P. Frier.................................      49,157           23.8%      $    8.00       3/16/08   $  247,260  $  626,752
David R. Dobkin...............................          --             --              --            --           --          --
G. Bryan Polivka..............................          --             --              --            --           --          --
R. Brady Locher, Jr...........................          --             --              --            --           --          --

------------------------

(1) The assumed annual rate of appreciation of 5% and 10% would result in the price of Caliber's Common Stock increasing to $13.03 and $20.75, respectively from the exercise price.

    The 5% and 10% assumed annual rates of price appreciation used to calculate potential gains to optionees are mandated by the rules of the SEC. The potential realizable value does not represent the Company's prediction of its stock price performance.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES. The following table sets forth certain information concerning the exercise of stock options, the number of unexercised options, and the value of unexercised options at the end of 1998 for the Named Executive Officers. None of the Named Executive Officers exercised any options to purchase Common Stock during 1998.

                                                                      SECURITIES     VALUE OF
                                                SHARES                UNDERLYING   UNEXERCISED
                                               ACQUIRED              UNEXERCISED   IN-THE-MONEY
                                                 UPON       VALUE     OPTIONS AT    OPTIONS AT
NAME                                           EXERCISE   REALIZED   YEAR-END (1)  YEAR-END (2)
---------------------------------------------  ---------  ---------  ------------  ------------
Chris L. Nguyen..............................         --  $      --       61,370(E)  $  198,225(E)
                                                      --         --      245,476(U)  $  792,887(U)
Rick P. Frier................................         --         --           --(E)  $       --(E)
                                                      --         --       49,157(U)  $       --(U)
David R. Dobkin..............................         --         --        9,831(E)  $   31,754(E)
                                                      --         --       39,926(U)  $  127,023(U)
G. Bryan Polivka.............................         --         --        9,831(E)  $   31,754(E)
                                                      --         --       39,926(U)  $  127,023(U)
R. Brady Locher, Jr..........................         --         --        9,831(E)  $   31,754(E)
                                                      --         --       39,926(U)  $  127,023(U)

------------------------

(1) (E) = Exercisable; (U) = Unexercisable.

(2) Value equals the price of a share of Common Stock on December 31, 1998, less the per share exercise price.

COMPENSATION COMMITTEE REPORT

    INTRODUCTION. The function of the Compensation Committee is to recommend to the Board of Directors policies regarding the Company's compensation of, and to recommend specific compensation for, the Company's executive officers. The Compensation Committee's responsibilities also include administering the Company's stock option plans, and employee stock purchase plans, and making decisions regarding option grants to officers and other key employees. The Compensation Committee also periodically reviews the Company's employee benefit plans that are intended to qualify under Section 401 of the Internal Revenue Code to determine whether any changes to those plans may be appropriate. During 1998, these functions were performed by the Board of Directors. Going forward, the Compensation Committee intends to meet at least once a year to review management performance and compensation and to recommend to the Board bonuses and option grants for current personnel. The Compensation Committee will also meet on an as-needed basis to recommend compensation for newly created or expanded executive positions.

    COMPENSATION PHILOSOPHY AND APPROACH. The Company offers compensation packages designed to attract and retain outstanding employees and to encourage and reward the achievement of corporate goals. Compensation currently includes a competitive combination of salaries and benefits. The Company also believes that it is important to provide the Company's executive officers with significant stock-based incentive compensation, which increases in value in direct correlation with increases in the market price of the Company's Common Stock, thereby aligning employee financial interests with long-term stockholder value.

    BASE SALARIES. Salaries for the Company's executive officers are based on the executive's contribution to Company performance, level of responsibility, experience and breadth of knowledge, and contribution to the Company's overall performance. The Compensation Committee may also utilize salary surveys for reference purposes, but its salary determinations are not targeted to a specific level of comparable compensation.

    ANNUAL INCENTIVE CASH BONUS. In addition to base salaries, executive officers of the Company are eligible to receive annual cash bonuses in the discretion of the Board of Directors. Cash bonuses are determined on the basis of (a) the overall financial performance of the Company and (b) annual personal performance objectives for each officer, established by the Compensation Committee at the beginning of the year.

    LONG-TERM INCENTIVE STOCK OPTIONS. Options are granted to executive officers and other key employees whom the Board of Directors determines to be essential to the Company's future growth and profitability. Based upon performance criteria similar to those applicable to the cash bonus payment, the Board determines the employees to whom options will be granted, the number of shares covered by each grant, and the exercise price and vesting period for each grant. The Board typically grants stock options with relatively long vesting periods, creating strong incentives for recipients of stock option grants to remain in the employ of the Company. Grants are made on a case-by-case basis in the discretion of the Board.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER. The Company determined Mr. Nguyen's 1998 annual salary applying the above factors and criteria in light of Mr. Nguyen's expected contribution to the Company's continuing development. During 1998, Mr. Nguyen received no cash bonus, stock option grants, or other compensation based on the Company's performance.

    The Compensation Committee will evaluate the Company's compensation policies on an ongoing basis to determine whether they enable the Company to attract, retain and motivate key personnel. To meet these objectives, the Company may from time to time increase salaries, award additional stock options or provide other short-term and long-term incentive compensation to executive officers, including Mr. Nguyen. During 1999, the Committee may engage an independent management consulting firm to review the compensation of the Named Executive Officers and to advise the Compensation Committee as to the appropriate level of base salary, and short-term and long-term incentive compensation, based on comparable public companies' plans and the consultants' experience in assisting public companies to establish management compensation plans. As a result, changes may made to the Named Executive Officers' compensation for 1999, which may include salary increases and the issuance of additional long-term incentive stock options.

                                          John P. Hill

                                          Ernest Anastasio

                                          Douglas L. Becker

STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return on Caliber Common Stock during the period beginning May 5, 1998 (the date of Caliber's initial public offering) and ending December 31, 1998, with the cumulative total return on the Russell 3000 Index, and a Caliber constructed peer group index. The issuers included in this peer group index are CBT Group PLC (CBTSY), Computer Learning Centers, Inc. (CLCX), EduTrek International, Inc.
(EDUT), Learning Tree International, Inc. (LTRE) and UOL Publishing, Inc.
(UOLP). The comparison assumes $100 was invested on May 5, 1998, in Caliber Common Stock and in each of the foregoing indices. It also assumes reinvestment of dividends.

    Caliber does not make, nor does it endorse, any predictions as to future stock performance.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             COMPARISON OF 8 MONTH CUMULATIVE TOTAL RETURN*
AMONG CALIBER LEARNING NETWORK, INC., THE RUSSELL 3000 INDEX
AND A PEER GROUP
                                                                                   CALIBER LEARNING NETWORK, INC.     RUSSELL 3000
5/5/98                                                                                                    $100.00          $100.00
6/1/98                                                                                                     $88.81          $101.17
9/1/98                                                                                                     $35.02           $89.84
12/1/98                                                                                                    $24.55          $109.10
* $100 INVESTED ON 5/5/98 IN STOCK OR INDEX,
INCLUDING REINVESTMENT OR DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

             COMPARISON OF 8 MONTH CUMULATIVE TOTAL RETURN*
AMONG CALIBER LEARNING NETWORK, INC., THE RUSSELL 3000 INDEX
AND A PEER GROUP
                                                                                PEER GROUP
5/5/98                                                                             $100.00
6/1/98                                                                             $104.70
9/1/98                                                                              $33.04
12/1/98                                                                             $31.65
* $100 INVESTED ON 5/5/98 IN STOCK OR INDEX,
INCLUDING REINVESTMENT OR DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

CALIBER MANAGEMENT

    EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES. The executive officers, directors and key employees of Caliber are as follows:

EXECUTIVE OFFICERS AND DIRECTORS                           AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
R. Christopher Hoehn-Saric...........................          36   Chairman of the Board of Directors
Douglas L. Becker (1)(2).............................          33   Vice Chairman of the Board of Directors Secretary,
                                                                    Director
Chris L. Nguyen......................................          37   President, Chief Executive Officer
Rick P. Frier........................................          37   Vice President, Chief Financial Officer
David R. Dobkin......................................          46   Senior Vice President, Corporate Services
Kevin M. Thibodeau...................................          36   Vice President, Academic Services
R. Brady Locher, Jr..................................          44   Vice President, Marketing Services
Janeen M. Armstrong..................................          35   Director
John P. Hill (1)(2)..................................          64   Director
Ernest Anastasio (1)(2)..............................          58   Director
Susan Mayer (1)......................................          49   Director

Key Employees:
G. Bryan Polivka.....................................          41   Senior Vice President, Programming and Production
Richard F. Peterson..................................          44   Vice President, Operations

------------------------

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

    Information relating to Caliber's executive officers and key employees is set forth below. See "Information Concerning Nominees" and "Information Concerning Remaining Directors," above, for information relating to Messrs. Hoehn-Saric and Becker and the other Caliber directors.

    CHRIS L. NGUYEN. Mr. Nguyen has served as Caliber's President and Chief Executive Officer since February 1998. From November 1996 until February 1998, Mr. Nguyen served as Caliber's Chief Operating Officer. From 1993 to November 1996, Mr. Nguyen was Vice President of Operations of Sylvan Prometric, the computer-based testing division of Sylvan. He joined Sylvan's predecessor in 1987.

    RICK P. FRIER. Mr. Frier has served as Vice President and Chief Financial Officer of Caliber since March 1998. From 1991 through 1997, he served as Vice President-Finance and Treasurer of Treasure Chest Advertising Company, Inc., a company that provides advertising and marketing services to the retail industry. From 1988 to 1991, Mr. Frier was a corporate banking officer at Wells Fargo Bank.

    DAVID R. DOBKIN. Mr. Dobkin has served as Caliber's Senior Vice President, Corporate Services since April 1997. Mr. Dobkin was a principal with the Connected Enterprise Solutions group of Ernst & Young LLP from 1996 to 1997. From 1995 to 1996, Mr. Dobkin served as Vice President, Sales and Marketing for The Times Mirror Company, and from 1979 to 1995, he held various management-level sales and marketing positions with R. R. Donnelley & Sons.

    KEVIN M. THIBODEAU. Mr. Thibodeau has served as Caliber's Vice President, Academic Services since July 1998. Mr. Thibodeau was Vice President of Waverly North America, now Wolters Kluwer company, from August 1986 to July 1998, and prior thereto he held various positions in sales, marketing and product development in the professional publishing industry.

    R. BRADY LOCHER, JR. Mr. Locher has served as Caliber's Vice President, Marketing Services since July 1997. Mr. Locher served as Vice President of the Marketing Services Group of Automatic Data Processing, Inc. from 1992 until July 1997, and prior thereto he held various positions in consumer products marketing and advertising.

    G. BRYAN POLIVKA. Mr. Polivka has served as Caliber's Senior Vice President, Programming and Production since November 1996. Mr. Polivka served as Vice President, Programming of Westcott Communications Inc. from 1991 through September 1996. Prior to joining Westcott, Mr. Polivka was a producer with the National Broadcasting Corporation and ProServ Television.

    RICHARD F. PETERSON. Mr. Peterson has served as Caliber's Vice President, Operations since July 1997. Mr. Peterson served as Vice President of Operations and Administration of Service Merchandise Co., Inc. from 1982 to July 1997.

    Ms. Armstrong is Mr. Hill's daughter. Other than Mr. Hill and Ms. Armstrong, there are no family relationships among any of the executive officers or directors of Caliber. Executive officers of Caliber are elected by the Board of Director on an annual basis and serve at the discretion of the Caliber Board.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of Caliber Common Stock as of the Record Date, by (i) each person who owns beneficially more than 5% of Caliber Common Stock, (ii) each of the director nominees and directors of Caliber, (iii) each of the Named Executive Officers, and (iv) all directors and Named Executive Officers as a group. Unless otherwise indicated, the named persons exercise sole voting and investment power over the shares that are shown as beneficially owned by them.

                                                                                                SHARES BENEFICIALLY
                                                                                                       OWNED
                                                                                              -----------------------
NAME OF BENEFICIAL OWNER(1)                                                                     NUMBER      PERCENT
--------------------------------------------------------------------------------------------  ----------  -----------
Sylvan Learning Systems, Inc.(2)............................................................   1,227,393         9.0%
MCI Communications Corp.(3)(4)..............................................................   1,856,086        13.6
R. Christopher Hoehn-Saric(5)(6)............................................................   1,718,351        12.6
Douglas L. Becker(5)(6).....................................................................   1,718,351        12.6
Chris L. Nguyen(7)(10)......................................................................     319,207         2.3
Rick P. Frier(8)(10)........................................................................      28,581           *
David R. Dobkin(9)(10)......................................................................      93,397           *
G. Bryan Polivka(9)(10).....................................................................      68,779           *
R. Brady Locher, Jr.(9)(10).................................................................      93,428           *
Janeen M. Armstrong.........................................................................          --          --
John P. Hill................................................................................      10,000           *
Susan Mayer(11).............................................................................          --          --
Ernest Anastasio............................................................................          --          --
Baron Capital Group, Inc.(12)...............................................................   1,241,500         9.1
T. Rowe Price & Associates(13)..............................................................     791,000         5.8
Nevis Capital Management, Inc.(14)..........................................................     684,000         5.0
All directors and executive officers as a group (11 persons)................................   4,050,094        29.7

------------------------

(1) The address of each stockholder listed in the table is c/o Caliber Learning Network, Inc., 3600 Clipper Mill Road, Suite 300, Baltimore, Maryland 21211, except as otherwise noted.

(2) Excludes 5,167,328 shares of 6% Non-Voting Convertible Preferred Stock of the Company convertible into Common Stock on a share-for-share basis beginning in May 2000.

(3) The address of this stockholder is 1801 Pennsylvania Avenue, NW, Washington, DC 20006.

(4) Includes 1,193,573 shares of Common Stock exercisable upon conversion of an outstanding warrant at an aggregate exercise price of $3.78 million.

(5) In November 1996, Messrs. Hoehn-Saric and Becker each transferred the listed shares to Sterling Caliber Investment, LLC, but retained voting power over all of the transferred shares. The shares held by Sterling Caliber are owned equally by Douglas L. Becker, R. Christopher Hoehn-Saric, Eric Becker (Douglas L. Becker's brother) and Steven Taslitz, or trusts for the benefit of their respective families.

(6) Excludes the 1,227,393 shares of Common Stock and 5,167,328 shares of 6% Non-Voting Convertible Preferred Stock owned by Sylvan.

(7) Includes 49,094 shares held in two irrevocable educational trusts for the benefit of Mr. Nguyen's children and 56,402 shares underlying options which will be exercisable within 60 days of the date of this Proxy Statement.

(8) Includes 9,381 shares underlying options which will be exercisable within 60 days of the date of this Proxy Statement.

(9) Includes 19,662 shares underlying options which will be exercisable within 60 days of the date of this Proxy Statement.

(10) Excludes outstanding options to purchase 127,706, 39,326, 29,495, 29,495, and 29,495 shares of Common Stock held by Messrs. Nguyen, Frier, Dobkin, Polivka and Locher, respectively, none of which is exercisable within 60 days of the date of this Proxy Statement.

(11) Excludes the 1,856,086 shares of Common Stock beneficially owned by MCI.

(12) Derived from a Schedule 13G and Amendment No. 1 thereto filed by this stockholder on May 18, 1998, and April 9, 1999, respectively. The members of this group are Baron Capital Group, Inc. ("BCG"), BAMCO, Inc., Baron Capital Management, Inc. ("BCM"), Baron Asset Fund, and Ronald Baron. BAMCO and BCM are subsidiaries of BCG. Baron Asset Fund is an investment advisory client of BAMCO. Ronald Baron owns a controlling interest in BCG. BCG and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Ronald Baron. BAMCO and BCM disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, BCM and their affiliates. The address of each member of this group is 767 Fifth Avenue, 49(th) Floor, New York, New York 10153.

(13) Derived from a Schedule 13G filed by this stockholder on February 12, 1999. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates disclaims actual beneficial ownership of such securities. The address of this stockholder is 100 East Pratt Street, Baltimore, Maryland 21202.

(14) Derived from a Schedule 13G filed by this stockholder on February 2, 1999. The address of this stockholder is 1119 Saint Paul Street, Baltimore, Maryland 21202.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    RELATIONSHIPS WITH SYLVAN. Douglas L. Becker and R. Christopher Hoehn-Saric, directors, are Co-Chief Executive Officers of Sylvan and concurrently serve as directors of Sylvan and Caliber. Sylvan owns 1,227,393 shares of Caliber Common Stock and 5,167,328 shares of 6% Non-Voting Convertible Preferred Stock of the Company convertible into Common Stock on a share-for-share basis beginning in May 2000.

    Under an Intercompany Management and Facility Use Agreement between Sylvan and Caliber, Sylvan provides Caliber with the use of certain facilities for Caliber's corporate offices in Baltimore, Maryland, and certain administrative support and executive management services, including financial management, tax and accounting services, legal services, management information services, and human resources support. During 1998, Caliber paid Sylvan a $2.0 million annual fee for these facilities and services. This agreement is scheduled to expire at the end of 1999.

    Under a Testing Center Management and CBT Services Agreement between Caliber and Sylvan, Caliber has assumed management and responsibility for all obligations and operations of certain Sylvan Testing Centers ("STCs") and has agreed to deliver computer-based testing services on behalf of Sylvan at those STCs through December 31, 2000. These facilities may be converted into classrooms capable of receiving Caliber programs. The Company receives a fixed amount per month to manage these STCs and an additional fee per test delivered above a specified number of tests. During 1998, Caliber received approximately $2.1 million in management and testing fees under this agreement. Separately, the Company is entitled under this agreement to 50% of earnings to Sylvan from Sylvan's digital fingerprint joint venture with Identix Corporation.

    RELATIONSHIPS WITH MCI. Susan Mayer, director, is the President of MCI WorldCom Venture Fund, an affiliate of MCI WorldCom, Inc., the successor by merger to MCI Communications Corporation ("MCI"). MCI owns 662,513 shares of Caliber Common Stock and holds a warrant to purchase 1,193,573 additional shares of Common Stock at an aggregate exercise price of $3.78 million.

    At its inception, Caliber decided to seek a strategic partner to whom it could outsource the design, supply and support of the infrastructure of the Caliber network. Accordingly, in July 1997, Caliber entered into a four-year Enterprise Management Agreement with MCI Systemhouse, a systems integrator affiliated with MCI. Under this agreement, MCI Systemhouse agreed to design the network's infrastructure and supply and support at competitive rates the infrastructure's components (other than the satellite system), including the Caliber Data Center, and Caliber agreed to purchase all of these components through MCI Systemhouse. Support services include individual component maintenance, network fault and performance monitoring and help desk services. During 1998, Caliber paid approximately $1.1 million in network support fees to MCI Systemhouse under this agreement.

    In connection with the Enterprise Management Agreement, MCI committed to provide, directly or through a subsidiary, an aggregate of $20 million in (i) five year capital leases for computer hardware and software, video equipment, satellite equipment and other telecommunications equipment as well as furniture required for the business of Caliber (collectively, the "Required Equipment") or the procurement, installation and deployment, maintenance, financing, technology upgrades and appropriate support service for the Required Equipment, including, but not limited to, help desk services (collectively, the "Required Services");
(ii) guarantees by MCI of Caliber's obligations under other leases for Required Equipment or Required Services; or (iii) a combination thereof (the "MCI Lease and Guaranty Commitment"). As of December 31, 1998, the total value of outstanding capital leases and guaranties under the MCI Lease and Guaranty Commitment was approximately $17.3 million.

    Under the MCI Lease and Guarantee Commitment, MCI Systemhouse has a first security interest in all furniture and equipment provided by it under the Enterprise Management Agreement and a first security interest in any furniture and equipment provided in any subsequent MCI Systemhouse lease. Caliber is required to notify MCI Systemhouse of the terms of other companies' bids to provide Required Equipment or Required Services leases and to give MCI Systemhouse the opportunity to furnish Caliber with the last bid for such leases; however, Caliber is not required to accept MCI Systemhouse's bid if, in Caliber's good faith judgment, a competitive bid is more advantageous to Caliber. Upon certain events of default, MCI and MCI Systemhouse have the right to terminate the MCI Lease and Guarantee Commitment, the Enterprise Management Agreement and any other MCI Systemhouse leases.

    During 1998, MCI Systemhouse contracted with Caliber to use the Caliber network to deliver internal professional development classes, new employee orientation classes and a series of topical seminars open to employees and the public. Caliber received approximately $1.0 million in fees under this Agreement during 1998.

    In February 1999, MCI announced an agreement to sell MCI Systemhouse to EDS for $1.65 billion, subject to final regulatory approval.

II. APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

    The Board of Directors adopted the Caliber Learning Network, Inc. Employee Stock Purchase Plan (the "Purchase Plan" or the "Plan") on March 8, 1999, subject to the approval of the Company's stockholders. If approved by the stockholders, the Plan will become effective June 1, 1999. The Purchase Plan is an employee benefit plan that offers eligible employees the opportunity to purchase shares of Caliber Common Stock through regular payroll deductions. The Purchase Plan is intended to encourage all Company employees to acquire an equity interest in the Company in order to share in the Company's future growth and success, and to align employee financial interests with long-term stockholder value. The following summary description of the Purchase Plan is a fair and complete summary of the Purchase Plan;

however, it is qualified in its entirety by reference to the full text of the Purchase Plan, which is attached to this Proxy Statement as Exhibit A.

GENERAL

    ADMINISTRATION; AMENDMENT AND TERMINATION. The Purchase Plan operates pursuant to procedures and guidelines set forth in the Plan. The Purchase Plan is administered by the Board of Directors or a committee appointed by the Board (the "Administrator"). The Board of Directors may, in its discretion, terminate the Purchase Plan or amend it in any respect, except that (a) no amendment may cause the Purchase Plan to fail to comply with Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), unless expressly provided by the Board of Directors; and (b) if stockholder approval of any amendment is required by Section 423 of the Code, the amendment will become effective only upon obtaining such approval.

    ELIGIBILITY. All employees of the Company are eligible to participate in the Purchase Plan except employees who beneficially own 5% or more of the total combined voting power of all classes of stock of the Company. The Purchase Plan authorizes the Administrator to adopt additional eligibility requirements, consistent with the Code. In its capacity as Administrator of the Plan, the Board of Directors has further restricted eligibility to full-time employees and part-time employees regularly scheduled to work more than 20 hours per week. In addition, employees hired after June 1, 1999, must be employed for at least six months before the first day of an offering period before they will be eligible to participate in the Plan. These eligibility requirements are subject to change from time to time in the discretion of the Administrator. Based on current employee data, the Company estimates that approximately 270 employees will be eligible to participate in the Plan as of June 1, 1999.

    AVAILABLE SHARES. The Purchase Plan authorizes the issuance of up to 200,000 shares of Common Stock, subject to adjustment for stock dividends, stock splits, reclassifications and other changes affecting the Company's Common Stock.

STOCK PURCHASES UNDER THE PURCHASE PLAN

    PAYROLL DEDUCTION. Prior to an offering period, each eligible employee may elect to purchase shares of Common Stock under the Plan by completing a payroll deduction authorization form. Beginning on the offering period commencement date, deductions are made from the pay of each participating employee in the amount specified on the employee's payroll deduction form, up to a maximum of 15% of the employee's compensation. Deductions are allocated to the participating employee's account. Interest is not accrued or paid on employee payroll deduction accounts. During an offering period, a participating employee may discontinue payroll deductions and may withdraw all, but not less than all, of the accumulated balance of the employee's payroll deduction account. Other than discontinuance, an employee may not change his or her payroll deduction during an offering period.

    PURCHASE OF SHARES; LIMITATIONS. On the last day of each offering period, the aggregate amount allocated to each participating employee's payroll deduction account is used to purchase shares of Common Stock from the Company. In the discretion of the Board of Directors, these shares may be authorized but unissued shares of Common Stock or shares purchased on the open market. The purchase price is determined by the Administrator but may never be less than 85% of the closing price of a share of Common Stock on the first or last day of an offering period, whichever closing price is lower. In its capacity as Administrator of the Plan, the Board of Directors has selected this minimum purchase price as the applicable purchase price under the Plan. This purchase price is subject to change from time to time in the discretion of the Administrator. No employee may purchase under the Plan in any one calendar year shares of Common Stock having an aggregate fair market value in excess of $25,000.

    OFFERING PERIODS. The Purchase Plan authorizes the Administrator to specify offering periods under the Plan, not to exceed a maximum duration of 27 months. In its capacity as Administrator of the Plan, the

Board of Directors has designated two six-month offering periods running from June 1(st) to November 30(th) and from December 1(st) to May 31(st), respectively. These offering periods are subject to change from time to time in the discretion of the Administrator.

    TERMINATION OF EMPLOYMENT. If an employee terminates employment for any reason, retires, or dies during an offering period, no payroll deduction will be taken from any pay due and owing to the employee, no stock will be purchased for the employee, and the balance in the employee's payroll deduction account will be paid to the employee, or, in the event of the employee's death, to the employee's properly designated beneficiary. In the absence of a designated beneficiary, the employee's payroll deduction account will be paid to the executor or administrator of the employee's estate, or to such other person(s) as may be designated by the Company in accordance with the terms of the Purchase Plan.

    Because the number of shares of Common Stock that may be purchased by any participant in the Plan is based on the fair market value of such shares on future dates and on the participant's decision to purchase shares, the benefits or amounts that will be received by Plan participants are not currently determinable. No purchases will be made under the Plan prior to approval of the Plan by the stockholders.

TAX ASPECTS

    The Plan is intended to qualify as an "employee stock purchase plan" under the provisions of Code section 423. As such, neither the grant of options to purchase shares under each offering period nor the actual purchase of shares at the close of the offering period will result in taxable income to the employee or a deduction to the Company.

    If the employee disposes of shares acquired under the Plan (including by way of gift) within two years after the commencement date of the offering period under which the shares are purchased or within one year after the shares are purchased, there will be a "disqualifying disposition" of the shares under the Code. Upon a disqualifying disposition, the employee must recognize ordinary income equal to the excess of the fair market value of the shares on their purchase date over the purchase price paid to acquire the shares. This excess will be taxed as ordinary income in the year of the disqualifying disposition even if no gain is realized on the disposition or a gift of the shares is made. Any gain realized on a disqualifying disposition in excess of the fair market value of the shares on the purchase date generally will be treated as long-term or short-term capital gain, depending on the holding period for such shares. If the shares are sold for less than their fair market value measured as of the purchase date, the same amount of ordinary income is attributed to the employee and a capital loss is recognized equal to the difference between the purchase price and the fair market value of the shares on the purchase date. The Company will have a corresponding tax deduction at the time of the disqualifying disposition equal to the amount of ordinary income recognized by the employee.

    If an employee disposes of shares acquired under the Plan other than in a disqualifying disposition (I.E., the disposition occurs after the holding periods described above have been satisfied), the employee recognizes (1) ordinary income equal to the difference between the employee's purchase price and the fair market value of the shares on the commencement date of the Offering Period under which the shares were purchased, or, if less, the difference between the amount realized by the employee in the disposition and the purchase price of the shares, and (2) a long-term capital gain for any additional gain realized by the employee in the disposition. If the employee sells the shares and the sale price is less than the purchase price, then there is no ordinary income recognized and the employee recognizes a capital loss for the difference between the sale price and the purchase price. The Company will not have a corresponding tax deduction for the ordinary income recognized by the employee if there is not a disqualifying disposition.

STOCKHOLDER APPROVAL

    Approval of the Purchase Plan will require the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or by proxy at the Annual Meeting. If the stockholders fail to approve the Purchase Plan, the Purchase Plan will not go into effect.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
         APPROVAL AND RATIFICATION OF THE EMPLOYEE STOCK PURCHASE PLAN.

III. AUDITOR CONFIRMATION

    The Board of Directors has selected Ernst & Young LLP, independent auditors, to examine and audit the financial statements of Caliber for the fiscal year ending December 31, 1999. Ernst & Young LLP has served as independent auditors of Caliber since the inception of the Company in 1996. A partner of the firm will be present at the Annual Meeting and available to respond to appropriate questions, and will have an opportunity to make a statement if he desires to do so.

    During 1998, Ernst & Young LLP performed various professional services for Caliber. They included completion of the examination of 1997 financial statements for Caliber, other review work of required filings with the SEC, preliminary work on the examination of fiscal year 1998 financial statements, preparation of corporate tax returns and other consultation with Caliber personnel on accounting and related matters.

    The affirmative vote of a majority of the shares of Caliber Common Stock present in person or represented by proxy at the Annual Meeting is required for ratification of the selection of Ernst & Young LLP as Caliber's independent auditors.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS CALIBER'S INDEPENDENT AUDITORS.

VII. OTHER MATTERS

    The Board of Directors knows of no other matters to be presented for action at the Annual Meeting other than those mentioned above; however, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such matters in accordance with their judgment as to the best interests of Caliber.

                             STOCKHOLDER PROPOSALS

    The Company has received no stockholder proposals for presentation at the 1999 Annual Meeting. Any stockholder proposals intended to be presented at Caliber's 2000 Annual Meeting must be received by Caliber's Secretary no later than December 31, 1999. Any proposal received by the Company after such date will be considered untimely and may be excluded from the Proxy Statement and form of proxy for the 2000 Annual Meeting.

                                 MISCELLANEOUS

    A copy of Caliber's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Securities and Exchange Commission, excluding certain exhibits thereto, may be obtained without charge by writing Investor Relations, Caliber Learning Network, Inc., 3600 Clipper Mill Road, Suite 300, Baltimore, Maryland 21211 or by telephoning (410) 843-1000.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Douglas L. Becker
                                          Secretary

Baltimore, Maryland
April 22, 1999

                                                                       EXHIBIT A

                         CALIBER LEARNING NETWORK, INC.
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                             EFFECTIVE JUNE 1, 1999

    The purpose of this Plan is to provide eligible employees of Caliber Learning Network, Inc. (the "COMPANY") and certain of its subsidiaries with opportunities to purchase, through payroll deductions, shares of the Company's Common Stock, $0.01 par value per share (the "COMMON STOCK"). The Plan is intended to benefit the Company by increasing the employees' interest in the Company's growth and success and encouraging employees to remain in the employ of the Company or its participating subsidiaries. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the "CODE"), and shall be so applied and interpreted.

1. Shares Subject to the Plan. Subject to adjustment as provided herein, the aggregate number of shares of Common Stock that may be made available for purchase under the Plan is 200,000 shares. The shares issuable under the Plan may, in the discretion of the Board of Directors of the Company (the "BOARD"), be authorized but unissued shares of Common Stock, shares purchased on the open market, or shares from any other proper source.

2. Administration. The Plan will be administered by the Board or by a committee appointed by the Board (the "ADMINISTRATOR"). The Administrator has authority to interpret the Plan, to make, amend and rescind rules and regulations for the administration of the Plan, and to make all other determinations necessary or desirable in administering the Plan, all of which will be final and conclusive. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

3. Eligibility. All employees of the Company, including directors who are employees, and all employees of any subsidiary of the Company (as defined in section 424(f) of the Code), now or hereafter existing, that is designated by the Administrator from time to time as a participating employer under the Plan (a "DESIGNATED SUBSIDIARY"), are eligible to participate in any Offering (as defined below) to purchase Common Stock under the Plan, subject to such further eligibility requirements as may be specified by the Administrator consistent with section 423 of the Code. The Administrator at any time, if it deems it advisable to do so, may terminate the participation of the employees of a particular Designated Subsidiary.

4. Participation. An eligible employee may become a participating employee in the Plan by completing an election to participate in the Plan on a form provided by the Administrator and submitting that form to the appropriate payroll location for such employee in accordance with such rules as may be established by the Administrator from time to time. The form will authorize a regular payroll deduction from the Compensation (as defined below) received by the participating employee during the Offering Period (as defined below) and will authorize the purchase of shares of Common Stock for the participating employee's account in accordance with the terms of the Plan.

    Enrollment will become effective upon the first day of the first Offering Period that commences after the Company's receipt of the form. Unless an employee files a new form or withdraws from the Plan, the participating employee's deductions and purchases will continue at the same percentage rate of Compensation for future Offering Periods under the Plan as long as the Plan remains in effect and the employee remains eligible to participate.

    The term "COMPENSATION" means the participant's base salary and commissions received during an Offering Period, determined without regard to salary reduction contributions under arrangements pursuant to section 401(k) or section 125 of the Code.

5.  Payroll Deductions; Withdrawals From Accounts.

    (a) The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering Period under this Plan, an eligible employee may authorize a payroll deduction to be made on each payday during the Offering Period in any whole number percentage, up to a maximum of 15%, of such employee's Compensation on each such payday. Payroll deductions with respect to an Offering Period shall commence on the first payroll paid within the Offering Period and shall end on the last payroll paid on or prior to the last Trading Day (as defined below) of such Offering Period, unless sooner terminated by the employee as provided herein.

    (b) An employee may discontinue his or her payroll deduction once during an Offering Period by filing a new payroll deduction authorization form in accordance with such rules as may be established by the Administrator from time to time. Other than discontinuance, an employee may not change his or her payroll deduction during an Offering Period. If an employee elects to discontinue payroll deductions during an Offering Period, but does not elect to withdraw funds pursuant to subsection 5(d) below, funds deducted prior to the election to discontinue payroll deductions will be applied to the purchase of Common Stock pursuant to Section 9. If the employee discontinues payroll deduction during an Offering Period, the employee will thereby withdraw from participation in the Offering and may not begin participation again during the remainder of the Offering Period.

    (c) An employee may increase or decrease his or her payroll deduction, to take effect on the first day of the next Offering Period, by delivering to the appropriate payroll location a new form regarding election to participate in the Plan under Section 4 above prior to such date and in accordance with such rules as may be established by the Administrator from time to time.

    (d) Unless determined otherwise by the Administrator, an employee may on any one occasion during an Offering Period and for any reason withdraw all, but not less than all, of the balance accumulated in the employee's payroll deduction account. Any such withdrawal must be effected prior to the close of business on the day immediately preceding the last Trading Day of the Offering Period, or such earlier date designated by the Administrator in its discretion, by delivering a written notice of withdrawal to the appropriate payroll location for such employee in accordance with such rules as may be established by the Administrator from time to time. If the employee withdraws his or her accumulated balance, the employee will thereby withdraw from participation in the Offering and may not make payroll deductions during the remainder of the Offering Period. Withdrawal of all or part of such balance will not affect the employee's right to participate in any subsequent Offering Period. An eligible employee must re-enroll in order to participate in a subsequent Offering Period after having withdrawn his or her accumulated balance pursuant to this Section 5(d).

6. Interest. Interest will not be paid on any employee payroll deduction accounts, unless the Administrator determines otherwise.

7. Offering Periods. Options granted pursuant to the Plan ("OFFERINGS") are made for an offering period which begins on the first day on which the National Association of Securities Dealers Automated Quotation ("NASDAQ") system is open for trading ("TRADING DAY") on or after January 1 of each year or such other date specified by the Administrator and terminates on the last Trading Day of a period specified by the Administrator (each such period referred to herein as an "OFFERING PERIOD"). The duration of an Offering Period shall be determined by the Administrator, in its discretion, prior to the deadline for submission of employee election forms for such Offering Period; provided, however, that no Offering Period shall have a duration in excess of 27 months. Unless the Administrator determines otherwise, subsequent Offering Periods of equal duration shall follow consecutively thereafter, each commencing on the first Trading Day occurring immediately after the expiration of the preceding Offering Period.

    An eligible employee must be employed by the Company or a Designated Subsidiary on the first Trading Day of an Offering Period in order to participate in that Offering Period. However, in the case of an individual who becomes an eligible employee after the first Trading Day of an Offering Period, the Administrator may designate a subsequent Trading Day within the Offering Period upon which the employee shall be eligible to commence participation for that Offering Period and such Trading Day shall constitute the first Trading Day of the Offering Period for all purposes under the Plan with respect to such employee. In addition, the Administrator may designate any Trading Day on or after the last Trading Day of such Offering Period that shall constitute the last day of the Offering Period (i.e., a "SPECIAL OFFERING PERIOD") for such employee and such Trading Day shall constitute the last Trading Day of the Offering Period for all purposes under the Plan with respect to such employee for this initial Special Offering Period only.

8.  Rights to Purchase Common Stock; Purchase Price.

    Options to purchase shares of Common Stock will be granted (each, an "OPTION") to participating employees as of the first Trading Day of each Offering Period. Each Option shall represent a right to purchase on the last Trading Day of such Offering Period, at the Purchase Price hereinafter provided for, whole shares of Common Stock reserved for purposes of this Plan up to such number of shares as is determined by dividing $12,500 by the Fair Market Value of the Common Stock on the first Trading Day of the Offering Period. Participants granted Options under the Plan shall have the same rights and privileges with respect to such Options. The purchase price of each share of Common Stock (the "PURCHASE PRICE") during an Offering Period shall be determined by the Administrator, in its discretion, prior to the deadline for submission of employee election forms for such Offering Period; provided, however, that the Purchase Price for an Offering Period shall never be less than the lesser of 85 percent of the Fair Market Value of the Common Stock on the (i) first Trading Day of the Offering Period or (ii) last Trading Day of such Offering Period, and shall never be less than the par value of the Common Stock.

    For purposes of the Plan, "FAIR MARKET VALUE" on a Trading Day means the closing sale price per share of Common Stock as reflected on the principal consolidated transaction reporting system for securities listed on any national securities exchange or other market quotation system on which the Common Stock may be principally listed or quoted or, if there are no transactions on a Trading Day, then such closing sale price for the preceding Trading Day upon which transactions occurred.

    No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of section 424(d) of the Code will apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase will be treated as stock owned by the employee.

    No employee may be granted an Option which permits his rights to purchase Common Stock under this Plan and all other stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the time such Option is granted) for each calendar year in which the Option is outstanding at any time, as required by section 423 of the Code.

9. Timing of Purchase. Unless a participating employee has withdrawn all funds from his or her account by the close of business on the day preceding the last Trading Day of the Offering Period or such earlier date designated by the Administrator, or the employee's participation in the Plan has otherwise been terminated, such employee will be deemed to have exercised automatically his or her Option to purchase Common Stock on the last Trading Day of the Offering Period for that number of whole shares of Common Stock which the accumulated funds in the employee's account at that time will purchase at the Purchase Price, subject to applicable adjustments as provided herein. Any balance remaining in an employee's payroll deduction account after such purchase of Common Stock will be refunded automatically to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering Period, unless the employee elects not to participate in the following Offering Period under the Plan, in which case the balance in the employee's account will be refunded.

10. Issuance of Certificates. As soon as practicable following the end of each Offering Period, certificates representing shares of Common Stock purchased under the Plan for such Offering Period shall be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Administrator's sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated the Administrator or the employee.

11. Rights on Retirement, Death or Termination of Employment. In the event of a participating employee's termination of employment prior to the last Trading Day of an Offering Period (whether as a result of the employee's voluntary or involuntary termination, retirement, death or otherwise), no payroll deduction will be taken from any pay due and owing to the employee and the balance in the employee's payroll deduction account will be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last Trading Day of an Offering Period, the Designated Subsidiary by which an employee is employed will cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee will be deemed to have terminated employment for the purposes of this Plan.

12. Termination of Participation. A participating employee will be refunded all monies in his or her account, and his or her participation in the Plan will be terminated if either (a) the Board elects to terminate the Plan except as otherwise provided in Section 17(c) hereof, or (b) the employee ceases to be eligible to participate in the Plan. As soon as practicable following termination of an employee's participation in the Plan, the Company will deliver to the employee a check representing the amount in the employee's account. Once terminated, participation may not be reinstated for the then current Offering Period but, if otherwise eligible, the employee may elect to participate in any subsequent Offering Period.

13. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay will constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to the employee.

14. Options Not Transferable. Options under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

15. Withholding of Taxes. To the extent that a participating employee realizes ordinary income in connection with the purchase, sale or other transfer of any shares of Common Stock purchased under the Plan or the crediting of interest to the employee's account, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder. Any participating employee who sells or otherwise transfers shares purchased under the Plan within one year after the shares were transferred to the participating employee or within two years after the beginning of the Offering Period in which the shares were purchased, whichever is later, must within 30 days of such sale or transfer notify the Company in writing of the sale or transfer.

16. Application of Funds. All funds received or held by the Company under the Plan may be used for any corporate purpose until applied to the purchase of Common Stock and/or refunded to participating employees and can be commingled with other general corporate funds. Participating employees' accounts will not be segregated.

17. Effect of Changes in Capitalization.

    (a) Changes in Stock. If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the effective date of the Plan, the number and kind of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Options are outstanding shall be similarly adjusted so that the proportionate interest, if any, of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such Options, but shall include a corresponding proportionate adjustment in the Purchase Price per share.

    (b) Reorganization in Which the Company Is the Surviving Corporation. Subject to Subsection (c) of this Section 17, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, all outstanding Options under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Options would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such Options immediately prior to such reorganization, merger or consolidation.

    (c) Reorganization in Which the Company Is Not the Surviving Corporation or Sale of Assets or Stock. Upon any dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than 50 percent of the combined voting power of all classes of stock of the Company, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new Options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Offering Period shall be deemed to have ended on the last Trading Day prior to such termination and, unless the Administrator determines otherwise in its discretion, each participating employee shall have the ability to choose either to
       (i) have all monies then credited to such employee's account (including interest, to the extent any has accrued) returned to such participating employee or (ii) exercise his or her Options in accordance with Section 9 on such last Trading Day; provided, however, that if a participating employee does not exercise his or her right of choice, his or her Options shall be deemed to have been automatically exercised in accordance with Section 9 on such last Trading Day. The Administrator shall send written notice of an event that will result in such a termination to all participating employees not later than the time at which the Company gives notice thereof to its stockholders.

    (d) Adjustments. Adjustments under this Section 17 related to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.

    (e) No Limitations on Company. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

18. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Company is required by section 423 of the Code, such amendment will not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with section 423 of the Code unless expressly so provided by the Board.

19. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Administrator will allot the shares then available on a pro rata basis. Any funds then remaining in a participating employee's account after purchase of the employee's pro-rata number of shares will be refunded.

20. Termination of the Plan. This Plan may be terminated at any time by the Board. Except as otherwise provided in Section 17(c) hereof, upon termination of this Plan all amounts in the payroll deduction accounts of participating employees will be promptly refunded.

21. Governmental Regulations.

    (a) The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on Nasdaq and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

    (b) The Plan will be governed by the laws of the State of Maryland except to the extent that such law is preempted by federal law.

    (c) The Plan is intended to comply with the provisions of Rule 16b-3(b)(5) promulgated under the Exchange Act as a "Stock Purchase Plan". Any provision inconsistent with such Rule will to that extent be inoperative and will not affect the validity of the Plan.

22. Effective Date. The Plan is effective as of June 1, 1999, subject to approval by the shareholders of the Company within 12 months of such date.

                                                                      1766-PS-99

                                  PROXY

                     CALIBER LEARNING NETWORK, INC.

      3600 Clipper Mill Road, Suite 300, Baltimore, Maryland 21211

     The undersigned hereby constitutes and appoints R. Christopher Hoehn-Saric and Douglas L. Becker, and each of them, as Proxies for the undersigned, with full power to appoint their substitutes, and authorizes each of them to represent and to vote all shares of Common Stock of Caliber Learning Network, Inc. (the "Company") held by the undersigned as of the close of business on April 9, 1999, at the Annual Meeting of Stockholders to be held at the Harbor Inn Pier 5, 711 Eastern Avenue, Baltimore, Maryland 21202, on Thursday, May 20, 1999 at 1:00 p.m., local time, and at any adjournments or postponements thereof.

     PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                      IN THE ENCLOSED ENVELOPE.

SEE REVERSE                                                        SEE REVERSE
   SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE

                     CALIBER LEARNING NETWORK, INC.

Dear Stockholder,

Please take note of the important information with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted, then sign the card, detach it and return your proxy vote in the enclosed prepaid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, May 20, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


Douglas L. Becker
Secretary


     Please mark
 [X] votes as in
     this example.

1. Proposal to elect the following persons as directors for the class indicated, and until their successors are duly elected and qualified. CLASS 1-3 YEARS

        NOMINEES:  Janeen M. Armstrong and Ernest Anastasio

           FOR                          WITHHELD
           ALL                          FROM ALL
         NOMINEES [  ]             [  ] NOMINEES

    [  ]
        ---------------------------------------
        For all nominees except as noted above

                                                     FOR    AGAINST   ABSTAIN
2.  Proposal to approve and ratify the adoption
    of the Caliber Learning Network, Inc.
    Employee Stock Purchase Plan.                    [  ]    [  ]      [  ]

3.  Proposal to ratify the selection of Ernst
    & Young LLP as the independent auditors
    of the Company for the fiscal year
    ending December 31, 1999.                        [  ]    [  ]      [  ]

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company's 1998 Annual Report, and hereby revokes any proxy or provides heretofore given. This proxy may be revoked at any time before it is exercised.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [  ]

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature must be that of an authorized officer who should state his or her title.

Signature:                 Date:       Signature:                  Date:
          ----------------      ------           -----------------     ------